UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 2, 2013 (June 27, 2013)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On June 27, 2013, the United States District Court for the Middle District of Louisiana (the “Court”) issued an order preliminarily approving the proposed settlement by and among Amedisys, Inc. (the “Company”), the Court-appointed co-lead plaintiffs, and all named defendants in the shareholder derivative action entitled Robert F. Bach, et al., v. Amedisys, Inc., et al., Civil Action No. 3:10-cv-00395-BAJ-CN (the “Settlement”). A hearing to determine whether the Court should issue an order of final approval of the Settlement has been scheduled for September 4, 2013, at 9:30 a.m. in Courtroom 2 at the United States District Court for the Middle District of Louisiana, 777 Florida Street, Suite 139, Baton Rouge, Louisiana 70801. Pursuant to the Court’s order, any objections to the Settlement must be filed in writing with the Court and served on the parties to the litigation by no later than August 21, 2013. Pursuant to the Court’s order, any such objections must comply with the terms and conditions set forth in the Notice of Settlement of Amedisys, Inc. Derivative Action (the “Notice”), a copy of which is attached hereto as Exhibit 99.1 to this Current Report on
Form 8-K.

Additional information concerning the terms of the proposed Settlement, the September 4, 2013 hearing, and the requirements for objections can be found in the Notice.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of Settlement of Amedisys, Inc. Derivative Litigation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
Chief Financial Officer and President and Duly Authorized Officer

DATE: July 2, 2013

Exhibit Index

Exhibit No.	Description
99.1	Notice of Settlement of Amedisys, Inc. Derivative Litigation

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